EXHIBIT 2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Southwest Water Company, a Delaware corporation, and that this Agreement may be included as an exhibit to such joint filing.  This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of March 2, 2009.

Stobie Creek Investments LLC

By:	North Channel LLC
Its:	Manager

/s/  Jeffrey F. Welles
By:  Jeffrey F. Welles, Managing Member

North Channel LLC

/s/  Jeffrey F. Welles
By:  Jeffrey F. Welles, Managing Member

Schwerin Company LLC

/s/ Michael Schwerin
By:  Michael Schwerin, Managing Member

/s/  Jeffrey F. Welles
Jeffrey F. Welles

/s/ Michael Schwerin
Michael Schwerin

/s/  O'Donnell Iselin II
O'Donnell Iselin II